GCM Grosvenor

Code of Ethics

February 4, 2021

FOR INTERNAL USE ONLY1

1GCM Grosvenor®, Grosvenor®, Grosvenor Capital Management®, GCM Customized Fund Investment Group™, and Customized Fund Investment Group™ are trademarks of Grosvenor Capital Management, L.P. (GCMLP) and its affiliated entities. This document has been prepared by one or more of GCMLP, GCM Customized Fund Investment Group, L.P. (GCM CFIG), GCM Investments UK LLP (GCM UK), GCM Investments Hong Kong Limited (GCM HK), GCM Investments Japan K.K. (GCM Japan), GCM Investments (Korea) Co. Ltd. (GCM Korea), and GRV Securities LLC (GSLLC). This document is confidential and proprietary. No person may transmit or distribute this document, in whole or in part, to any person not employed by or otherwise associated with GCMLP, GCM CFIG, GCM UK, GCM HK, GCM Japan, GCM Korea, or GSLLC (collectively, GCM Grosvenor, or the Firm), or authorize such action by others, without the prior authorization of the Firm’s Global Chief Compliance Officer (Global CCO) or General Counsel (GC).

©2021 GCMLP, GCM CFIG, GCM UK, GCM HK, GCM Japan, GCM Korea, and GSLLC.

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Contents

1 Summary of Rationale	4

2 General Scope	4

3 Changes from Previous Version	4

4 Policy Statements	4

5 Persons Subject to the Code and Applicability	5

6 Obligations Under the Code	5

7 Duties of Care and Loyalty	5

8 Responsibilities to GCM Grosvenor Administered Programs	6

9 Prohibited Activities	6

10 Disclosure and Consent to Conflicts of Interest	6

10.1 Personal Conflicts of Interest	7

11 Outside Business Activity	7

11.1 Public Appearances and the Media	8

12 Personal Trading and Reporting	8

12.1 Beneficial Interest	8

12.2 Initial Report – Holdings and Accounts	8

12.3 Quarterly Report – Transactions and Brokerage Accounts	8

12.4 Annual Report – Holdings and Accounts	8

13 Exceptions to Reporting or Pre-Clearance Requirements	9

13.1 Professional Discretionary Accounts	9

13.2 Robo-advisor Accounts	9

13.3 Trading Professional Accounts	9

13.4 Mutual Funds	9

14 Permitted Transactions, Pre-Clearance and Holding Periods	10

14.1 Permitted Transactions	10

14.2 Pre-Clearance	10

14.3 Holding Periods	10

14.4 Firm-Sponsored Private Offerings – Knowledgeable Employees	10

14.5 Confidentiality of Disapprovals	10

15 Prohibited Transactions	11

16 Cryptocurrencies, Tokens, Coins and Derivatives Thereon	11

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17 Insider Trading	11

18 Certifying to the Code	12

19 Reports to Senior Management and Directors of 40 Act Funds	12

19.1 Reports of Significant Remedial Action	12

19.2 GCMLP Annual Reports	12

20 Waivers and Interpretations	12

21 Enforcement of the Code	12

22 Escalating and Reporting Violations	13

23 Defined Terms	13

24 Other Relevant Policies and Procedures	16

25 Key Relevant Rules and Regulations	16

Appendix A – Code Related Compliance Forms	18

Appendix B – Summary of Reporting Requirements	19

Appendix C – Examples of Beneficial Interest	20

Appendix D – List of Robo-advisor Firms	21

Appendix E – Summary of Pre-Clearance Requirements	22

Appendix F – Permissible Cryptocurrency and Related Investments	26

Appendix G – Designated ETFs and Designated Indexes	27

1 Designated ETFs	27

2 Designated Indexes	27

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1	Summary of Rationale

As a global asset management firm, GCM Grosvenor manages its business and supports its Clients by acting ethically and with integrity. GCM Grosvenor believes it is the right thing to do and is fundamental to its continuing success. The Code of Ethics (Code) outlines the Firm’s duties of care and loyalty; the standards of conduct required of all Covered Persons; and the requirements applicable to outside business activities, conflicts of interest, and personal trading. Personal trading requirements include pre-clearance of accounts and transactions and periodic reporting.

The Code is part of GCM Grosvenor’s compliance policies and procedures, which are reasonably designed to address the requirements of the Federal Securities and Commodities Laws and potential conflicts of interest applicable to GCM Grosvenor and the personal activities of Covered Persons.

GCM Grosvenor Inc. maintains a separate “code of ethics,” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, that addresses additional requirements and expectations for directors, officers and employees of GCM Grosvenor Inc. and its subsidiaries.

If Covered Persons have questions concerning the meaning, scope, or applicability of the provisions of the Code, they should contact Compliance.

2	General Scope

Legal Entities	All, except GCM Japan
Functions and Lines of Business	All
Locations	All, except GCM Japan

3	Changes from Previous Version

The following substantive changes have been made to the Code:

●	added references to the GCM Grosvenor Inc. Code of Business Conduct and Ethics and Insider Trading Compliance Policy

●	added statement that Covered Persons may not discuss GCM Grosvenor trading activity with Trading Professionals with which they share a household

●	removed the pre-approval requirement for Employee investments in other than the first-close of a GCM Grosvenor Fund that is a closed-end fund

●	updated requirements regarding cryptocurrencies and related instruments and added new Appendix F

●	added section on enforcement of this Code with a reference to GCM Grosvenor Reporting Violations, Misconduct, and Legal or Ethical Concerns

●	removed the 60-day holding period for put and call options on Designated Indexes and Designated ETFs

●	updated Appendix G (formerly Appendix F) with respect to ETFs that invest in cryptocurrencies

4	Policy Statements

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Duties of Care and Loyalty to GCM Grosvenor Funds. As a fiduciary to GCM Grosvenor Funds, GCM Grosvenor and Covered Persons adhere to duties of care and loyalty, which include implementing suitable investment programs and acting solely for the benefit of the GCM Grosvenor Funds in providing services to them.

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Responsibilities to GCM Grosvenor Administered Programs. GCM Grosvenor administers the affairs of the GCM Grosvenor Administered Programs in accordance with the terms of the applicable agreements and keeps them reasonably informed.

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Prohibited Activities. Covered Persons must abstain from prohibited activities, including breaching a duty of care and loyalty owed to any GCM Grosvenor Fund or Client, violating Federal Securities or Commodities Laws, and misusing material nonpublic information (MNPI).

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Disclosure and Consent to Conflicts of Interest. In many cases, GCM Grosvenor must obtain consent in order to engage in a practice in which the interests of GCM Grosvenor or any Covered Person conflict with a GCM Grosvenor Fund. Covered Persons must disclose any personal conflicts of interest to Compliance that may arise in connection with the performance of their employment responsibilities.

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Outside Business Activities. Covered Persons shall devote sufficient time and resources to the affairs of each Client in a competent and professional manner; therefore, Covered Persons must obtain prior approval to engage in certain activities outside of their employment with GCM Grosvenor.

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Personal Trading. Covered Persons must follow the pre-clearance and reporting requirements for personal investment accounts and transactions in Securities or Commodity Interests and abstain from prohibited transactions.

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Insider Trading. GCM Grosvenor prohibits Covered Persons from engaging in insider trading. Covered Persons may not purchase or sell, or cause or recommend the purchase or sale, of a financial instrument while in possession of MNPI relating to that financial instrument.

●	Escalating and Reporting Violations. Covered Persons must escalate any violations of the Code or any law, rule, or regulation to Compliance or the Global CCO.

5	Persons Subject to the Code and Applicability

The Code applies to Covered Persons.

The Code also applies to Covered Persons after their separation with GCM Grosvenor with respect to:

●	transactions for which a Covered Person possesses MNPI obtained while associated with GCM Grosvenor

●	transactions initiated, but not completed, prior to a Covered Person’s separation from GCM Grosvenor

6	Obligations Under the Code

Covered Persons must:

●	act consistently with the duties of care and loyalty that GCM Grosvenor owes to Clients

●	comply with applicable Federal Securities or Commodities laws

●	understand and adhere to the Firm’s applicable policies and procedures

●	submit periodic personal account reports to Compliance

●	pre-clear with Compliance prior to engaging in certain types of activities and transactions

●	not engage in prohibited activities or prohibited transactions described in the Code

7	Duties of Care and Loyalty

As a fiduciary to GCM Grosvenor Funds, GCM Grosvenor and Covered Persons adhere to duties of care and loyalty that are more stringent than the standards required for common business practices. Under these duties, GCM Grosvenor:

●	implements suitable investment programs, consistent with applicable agreements, offering documents, and applicable policies and procedures

●	keeps GCM Grosvenor Funds reasonably informed with respect to material matters relating to GCM Grosvenor’s management of GCM Grosvenor Funds

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keeps Clients reasonably informed with respect to material matters relating to GCM Grosvenor’s management of the respective GCM Grosvenor Funds in which they are invested to the extent permitted by law and other obligations such as confidentiality obligations

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acts solely for the benefit of the GCM Grosvenor Funds in matters connected with GCM Grosvenor’s services to the GCM Grosvenor Funds and places the interests of the GCM Grosvenor Funds first and foremost in each and every situation, unless GCM Grosvenor has expressly reserved the right to act in its own interests and the

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interests of the GCM Grosvenor Funds and has received investor consent to do so

●

discloses to prospective or existing Clients in a particular GCM Grosvenor Fund, if appropriate disclosure was not made prior to or when they invested, material conflicts of interest to which GCM Grosvenor or its related persons are subject in connection with performing services for the fund

GCM Grosvenor designed its reporting policies to keep Clients reasonably informed of material matters. Covered Persons should contact their supervisor or Compliance if they believe information provided through GCM Grosvenor’s usual reporting processes contains an error, material misstatement of fact, or will not be timely or sufficient to make a material fact known.

8	Responsibilities to GCM Grosvenor Administered Programs

With respect to GCM Grosvenor Administered Programs, GCM Grosvenor:

●	administers the affairs of the GCM Grosvenor Administered Programs in accordance with the terms of the applicable agreements

●	keeps the GCM Grosvenor Administered Programs reasonably informed of material matters relating to its administration of the GCM Grosvenor Administered Programs

9	Prohibited Activities

Covered Persons may not:

●	engage in a practice or employ any device, scheme, or artifice to defraud a GCM Grosvenor Fund, Client, or GCM Grosvenor Administered Program

●	distribute written materials or make any oral statements that are false, deceptive, or misleading

●	engage in an activity that causes a breach of duty of care and loyalty owed to any GCM Grosvenor Fund or Client

●	engage in an activity which violates any securities or commodities laws, rules, or regulations

●	misuse MNPI

Unless GCM Grosvenor appropriately discloses and obtains Client consent, Covered Persons may not:

●	seek to obtain a benefit for GCM Grosvenor or Covered Persons in a manner that harms or disadvantages any GCM Grosvenor Fund

●

seek to obtain a benefit for GCM Grosvenor or a Covered Person in a situation in which the interests of GCM Grosvenor or the Covered Person’s interests conflict with the interests of any GCM Grosvenor Fund, even if such benefit to GCM Grosvenor or the Covered Person would not result in harm or disadvantage to the GCM Grosvenor Fund

●	favor one or more GCM Grosvenor Funds over one or more other GCM Grosvenor Funds

Even though GCM Grosvenor has disclosed and obtained investor consent for certain practices, GCM Grosvenor and Covered Persons must treat each GCM Grosvenor Fund fairly in connection with such practices, although not necessarily equally or the same.

Covered Persons may not do indirectly that which they are not allowed to do directly. If the Firm or Covered Person is prohibited from engaging in certain conduct, Covered Persons generally may not attempt to engage in such conduct by structuring a transaction in a manner that, on its face, appears to comply with applicable law and regulations but achieves the same result as the prohibited conduct.

10	Disclosure and Consent to Conflicts of Interest

In many cases, GCM Grosvenor must obtain consent from Clients in a particular GCM Grosvenor Fund or the governing board of a 40 Act Fund in order to engage in a practice in which the interests of GCM Grosvenor or any Covered Person conflict with a GCM Grosvenor Fund. GCM Grosvenor has established processes to disclose and obtain consent with respect to certain conflicts of interest.

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Each GCM Grosvenor Fund’s offering or risk disclosure document sets forth various conflicts of interest to which GCM Grosvenor or other related persons may be subject in connection with managing the fund.

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GCM Grosvenor discloses conflicts of interests in Part 2A of the Form ADVs. GCM Grosvenor provides the respective Form ADV Part 2A to Clients other than investors in 40 Act Funds and requires them to acknowledge receipt.

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Each prospective Client in a GCM Grosvenor Fund that is not a 40 Act Fund, by completion of the subscription agreement, agrees that GCM Grosvenor and its related persons may engage in certain practices that may give rise to certain conflicts.

GCM Grosvenor may consider engaging in practices involving conflicts of interest in situations where it has not made disclosure or reserved the right to do so. Covered Persons must consult with the Global CCO or GC prior to engaging in such practices. The fact that a particular practice or transaction is in the best interests of the relevant Client will not ordinarily be sufficient to permit such practice or transaction.

Covered Persons should notify Compliance if they become aware of any practice that could possibly involve the Firm in a conflict of interest with GCM Grosvenor Funds or Clients or other parties to whom the Firm provides services and the Covered Person is not sure how the conflict has been addressed.

10.1	Personal Conflicts of Interest

Covered Persons must disclose to Compliance any personal conflicts of interest that may arise in connection with the performance of their employment responsibilities

Officers, directors, and employees of GCM Grosvenor Inc. and its subsidiaries should refer to the GCM Grosvenor Inc. Code of Business Conduct and Ethics regarding the policies and procedures for the disclosure of any situation that reasonably would be expected to give rise to a conflict of interest with GCM Grosvenor Inc. and its subsidiaries.

11	Outside Business Activity

To ensure that the Firm and Covered Persons devote sufficient time and resources to the affairs of each Client in a competent and professional manner, Covered Persons must obtain approval for any business activities outside of their employment. Covered Persons must pre-clear and obtain approval from Compliance, a member of the Office of the Chairman (OOC), and the GSLLC CCO, if applicable, prior to engaging in any outside business activity.

Outside business activities include:

●	serving on a compensated or non-compensated basis for any:

◾

foreign or domestic governmental or regulatory entity as an officer, director, full time or part time employee, independent contractor, advisor or member of an advisory board or committee or in a similar capacity

◾	for-profit or not-for-profit entity in any capacity, except if the entity is an affiliate of GCM Grosvenor

●	any activity that generates or seeks to generate income, including use of social media for generating advertising or subscription revenue

Covered Persons do not need to pre-clear volunteer work for non-profit entities on an ad hoc basis that does not involve investment activities.

In providing approval, GCM Grosvenor will consider:

●	the degree to which the activity may interfere with the Covered Person’s duties with GCM Grosvenor and GCM Grosvenor Funds

●	whether the activity involves any conflict between the Covered Person or GCM Grosvenor and a GCM Grosvenor Fund that must be disclosed and consented to by the GCM Grosvenor Fund or Clients

●	whether the activity involves any conflict between the interests of GCM Grosvenor and the Covered Person

See Appendix A for a list of Code-related compliance forms.

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11.1	Public Appearances and the Media

Employees must pre-clear and receive approval prior to making any business-related contact with the media or business-related public appearances and engaging in business-related writing activities. Employees must obtain prior approval to identify the Firm or their role or responsibilities or any other information about the Firm, GCM Grosvenor Funds, and investors in connection with an outside business activity. See Communications with the Media; Public Appearances; and Writing Activities Policy. Unless otherwise approved by the Firm, if the Firm authorizes a Covered Person to engage in an outside business activity, the Covered Person must be clear in their communications to third parties to avoid any appearance that the Firm is connected with or endorses the activities.

12	Personal Trading and Reporting

Covered Persons must submit reports about their holdings, transactions, and accounts in Securities or Commodity Interests in which they have a Beneficial Interest. Compliance reviews these reports on a periodic basis to verify compliance with the Code. Covered Persons must obtain approval from Compliance prior to opening any new investment accounts in which they will have a beneficial interest and must pre-clear certain transactions. Appendix B summarizes the reporting and pre-clearance requirements under the Code. A Covered Person must submit the required quarterly and annual reporting under the Code through the Firm’s personal trading system, with some exceptions.

Compliance may require Covered Persons to provide documentation of accounts, holdings, and transactions other than those not specifically required by or subject to exceptions under the Code, at its discretion.

12.1	Beneficial Interest

Covered Persons have a Beneficial Interest in an account that holds Securities or Commodity Interests or in a particular Security or Commodity Interest if the Covered Person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, can, directly or indirectly, profit or share in any profit derived from such account or from a transaction in such particular Security or Commodity Interest.

Beneficial Interest is broadly construed and includes holdings, transactions, and accounts of a Covered Person’s Immediate Family that live in the same household. See examples of when a Covered Person may have or be presumed to have Beneficial Interest in an account, Security, or Commodity Interest in Appendix C.

12.2	Initial Report – Holdings and Accounts

Covered Persons must submit an Initial Report of Securities or Commodity Interest Holdings no later than 10 calendar days after becoming a Covered Person. The Initial Report includes information about the Covered Person’s Reportable Accounts and the Securities or Commodity Interests that the accounts hold. A Covered Person must report information as of the month end of the preceding month they become a Covered Person. For example, a Covered Person as of July 11 must report holdings as of June 30.

If a Covered Person has Reportable Accounts for which the Firm must receive duplicate statements and confirmations, Compliance will send an executed letter of direction to each broker, dealer, bank, or other institution requesting duplicate account statements and confirmations.

12.3	Quarterly Report – Transactions and Brokerage Accounts

Covered Persons must report all transactions in Securities and Commodity Interests no later than 30 calendar days after each calendar quarter. Transactions include purchases, sales, and other means of acquiring or disposing of Securities and Commodity Interests, such as by way of a gift.

In addition, a Covered Person must confirm the list of Reportable Accounts in which the Covered Person has a Beneficial Interest on a quarterly basis. Covered Persons must pre-clear any new Reportable Accounts prior to account opening by submitting a form to Compliance. See Appendix A for a list of Code related compliance forms.

12.4	Annual Report – Holdings and Accounts

Covered Persons must report and confirm their Reportable Accounts and holdings of Securities and Commodity Interests in those accounts no later than February 14 of each year.

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The annual report of holdings of Securities and Commodity Interests must be as of December 31 of the calendar year preceding the date on which the Covered Person files the annual report. It may not be as of an earlier date.

13	Exceptions to Reporting or Pre-Clearance Requirements

In certain circumstances, the Global CCO or designee may waive certain reporting and pre-clearance requirements under the Code. A Covered Person must submit a request for a waiver to Compliance. Compliance grants waivers on a case-by-case basis. Professional Discretionary Accounts, Robo-advisor Accounts, and Trading Professional Accounts with waivers from Compliance are Waived Accounts.

13.1	Professional Discretionary Accounts

Independent Investment Managers manage Professional Discretionary Accounts. The Independent Investment Manager is granted bona fide legal investment discretion to make and dispose of investments in the account without consulting the Covered Person, or with any other person that has a Beneficial Interest in the account, prior to making or disposing of investments.

A Covered Person may seek a waiver for a Professional Discretionary Account so that the Covered Person does not have to pre-clear transactions in or file quarterly transaction or annual holdings reports for the Professional Discretionary Account. The Covered Person, any joint account holder, and the Independent Investment Manager must execute the waiver which provides certain written representations and warranties.

A Covered Person must report and confirm the existence of Professional Discretionary Accounts on a quarterly and annual basis. Compliance seeks duplicate account statements and confirmations for Professional Discretionary Accounts.

13.2	Robo-advisor Accounts

Robo-advisors are brokerage account platforms that provide automated, algorithm-driven financial planning services. Typically, the adviser collects information from clients about their financial situation and future goals through an online survey, then the adviser uses the data to offer advice or automatically invest client assets.

A Covered Person may seek a waiver for a Robo-advisor Account so that the Covered Person is not required to seek pre-clearance for transactions. The Covered Person and any joint account holder must execute the waiver. Covered Persons will be required to provide information sufficient to evidence that they do not have discretion over the securities transactions in the account. Accounts held at firms that solely provide Robo-advisor Account services do not require a waiver on file. See Appendix D for examples of firms that do not require a waiver.

Covered Persons must file quarterly and annual reports describing transactions in, and the holdings of, the Robo-advisor Account. Compliance seeks duplicate account statements and confirmations for Robo-advisor Accounts.

13.3	Trading Professional Accounts

If a Covered Person shares a household with a Trading Professional, then the Trading Professional Accounts may be exempt from the pre-clearance and reporting requirements of the Code. The Covered Person and Trading Professional must provide written representations and warranties that state they will not directly or indirectly discuss any potential transactions of any Security or Commodity Interest in the Trading Professional Accounts. Covered Persons may not discuss any GCM Grosvenor actual or potential trading activity with Trading Professionals with which they share a household.

13.4	Mutual Funds

A Covered Person does not have to report initial or annual holdings or quarterly transactions in Mutual Funds. A Covered Person must, however, pre-clear prior to account opening and report the existence of accounts that hold Mutual Funds (e.g., 529 plans, 401K, etc.). Compliance does not need to provide a waiver for investments in Mutual Funds.

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14	Permitted Transactions, Pre-Clearance and Holding Periods

14.1	Permitted Transactions

Appendix E identifies the types of Securities and Commodities Interests that Covered Persons may transact in including those only permissible in Waived Accounts.

Covered Persons may only transact in ETFs and certain other financial instruments in accounts that provide GCM Grosvenor with electronic feeds of the transaction and holdings information as identified in Appendix E.

Employees should not let personal trading interfere with their work responsibilities.

14.2	Pre-Clearance

Covered Persons must obtain pre-clearance from Compliance prior to transacting in certain Securities and other financial instruments as identified in Appendix E.

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Compliance approvals for transactions in financial instruments, other than Private Offerings, are valid from the time approval is granted until 4:00 p.m. ET of the fifth business day following the date of approval.

●	Compliance approvals for Private Offerings are valid for 30 calendar days.

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If Compliance approves a Covered Person’s pre-clearance request, but the transaction is not executed within the time period specified in the approval, the Covered Person must re-submit a pre-clearance request for the transaction if the Covered Person wishes to proceed with the transaction.

See Appendix A for a list of Code related compliance forms.

Covered Persons should also pre-clear with Compliance prior to selling or disposing of Securities and other financial instruments not listed on or restricted by Appendix E that they have held since prior to becoming Covered Persons.

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Officers, directors, and employees of GCM Grosvenor Inc. and its subsidiaries should refer to the GCM Grosvenor Inc. Insider Trading Compliance Policy for the pre-clearance policies and procedures related to trading in securities of GCM Grosvenor Inc.

14.3	Holding Periods

Covered Persons must hold certain Securities and other financial instruments for at least 60 days prior to disposing of their position as indicated in Appendix E. Transactions in Waived Accounts are not subject to the 60-day holding requirement.

Even when holding periods do not apply—Covered Persons should avoid excessive personal trading activity during the workday that could interfere with their work responsibilities and increase the risk of the appearance of or actual conflicts.

14.4	Firm-Sponsored Private Offerings – Knowledgeable Employees

Covered Persons may invest in Firm sponsored Private Offerings if they are Accredited Investors and the Firm identifies them as Knowledgeable Employees or if they are otherwise eligible to invest in the particular private offering (e.g., if they are a Qualified Purchaser). Senior management designates employees as Knowledgeable Employees.

Covered Persons may invest in or redeem out of other GCMLP Private Offerings in accordance with the investment or redemption requirements that apply to investors in GCMLP Private Offerings.

GCM Grosvenor pre-clears Firm sponsored Private Offerings through the subscription process

14.5	Confidentiality of Disapprovals

If the Firm denies a trade pre-clearance request, a Covered Person may not communicate the reason for the denial to any other person without receiving approval from the Global CCO.

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15	Prohibited Transactions

Prohibited transactions include, but are not limited to:

●

the purchase of a Security or Commodity Interest that results in a Covered Person obtaining a Beneficial Interest (e.g., a purchase of individual stock), unless the purchase is in a Waived Account or is indicated as permitted in Appendix E.

●	any transaction in cryptocurrencies, initial coin and token offerings, coins and tokens based on cryptocurrencies and any derivatives thereon, except as otherwise permitted in this Code

●	any purchase of an Initial Public Offering of a Security, unless the purchase is in a Waived Account

●	any transaction in a Security or Commodity Interest that must be pre-cleared, but was not pre-cleared

●	any transaction in a Private Offering that the Firm allocates GCM Grosvenor Funds to invest in, excluding other GCM Grosvenor Funds

●

any transaction that violates Federal Securities or Commodities Laws, state securities laws, or any rule or regulation, including any transaction in any Security or Commodity Interest—regardless of whether or not the transaction requires pre-clearance or reporting—in violation of the prohibition against trading while in possession of MNPI relating to a Security or Commodity Interest

●

engaging in transactions in Securities or Commodity Interests during the Firm’s business hours in such a way that it materially interferes with a Covered Person’s performance and obligations to GCM Grosvenor

●	trading in and out of a particular Security or Commodity Interest that is subject to a 60-day holding period prior to the end of the 60-day period (See Appendix E)

●	other transactions in Securities or Commodity Interests that Compliance may designate as Prohibited Transactions

16	Cryptocurrencies, Tokens, Coins and Derivatives Thereon

Transactions in cryptocurrencies, initial coin and token offerings, coins and tokens based on cryptocurrencies, and any derivatives thereon are an emerging area in finance. The Firm will allow certain investments and transactions, as set forth in Appendix F or as discussed and permitted by Compliance on a case-by-case basis. Generally, any such approved investments and transactions may be subject to the pre-clearance, reporting, and certification requirements of the Code. These requirements are highlighted in Appendix F.

Participation in mining or other similar production of cryptocurrency may be considered an outside business activity. Covered persons should pre-clear such activity consistent with the pre-clearance requirements for outside business activities described in Section 11. An investment in an instrument that holds cryptocurrency, such as an ETF or a security acquired in a Private Offering, is subject to the restrictions on the respective investment described in this Code.

17	Insider Trading

GCM Grosvenor prohibits Covered Persons from engaging in insider trading. Insider trading is trading a Security or Commodity Interest while in possession of MNPI relating to the Security or Commodity Interest, or the issuer, or improperly communicating the MNPI to others. Insider trading may expose persons involved to civil or criminal liabilities.

Covered Persons may not purchase or sell, or cause or recommend the purchase or sale of, a Security, Commodity Interest or other financial instrument — regardless of whether or not it is necessary to pre-clear or report the transaction — either for the Covered Person’s account, for a fund or an account managed or advised by GCM Grosvenor, or for the account of any other person, while in possession of MNPI relating to that Security, Commodity Interest, or other financial instrument or the issuer. Prohibition on insider trading applies to trading and information handling by Covered Persons, including Immediate Family in the same household.

GCM Grosvenor views insider trading violations seriously. Any violation may be grounds for disciplinary sanctions, up to and including dismissal, and, where appropriate, referral to relevant government authorities and self-regulatory organizations. See Reporting Violations, Misconduct, and Legal or Ethical Concerns.

Covered Persons must manage confidential information in accordance with GCM Grosvenor’s policies. See MNPI Protocols

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and Information Barriers Policy for guidance on what constitutes MNPI; how to notify Compliance of the potential receipt of MNPI; and handling MNPI. Covered Persons should direct any questions to the Global CCO or Compliance.

This Code does not apply to MNPI related to the securities of GCM Grosvenor Inc. To the extent any officer, director, or employee of GCM Grosvenor Inc. or its subsidiaries has received MNPI related to GCM Grosvenor Inc.’s securities, refer to the GCM Grosvenor Inc. Insider Trading Compliance Policy, which contains policies and procedures related to trading in securities of GCM Grosvenor Inc.

18	Certifying to the Code

Covered Persons must provide:

●	an initial, and generally an annual, certification acknowledging receipt of, understanding of, and compliance with this Code

●	a certification acknowledging receipt and understanding of each amendment to this Code

19	Reports to Senior Management and Directors of 40 Act Funds

19.1	Reports of Significant Remedial Action

The Global CCO informs GCM Grosvenor’s senior management and the board of directors of each 40 Act Fund that is managed or advised by GCMLP, of a significant remedial action in response to a violation of this Code.

A significant remedial action means any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a significant fine, demotion, suspension, termination, or referral to civil or governmental authorities for possible civil or criminal prosecution.

19.2	GCMLP Annual Reports

Annually, the Global CCO reports to GCM Grosvenor’s senior management and the governing body of each 40 Act Fund, on efforts to ensure compliance by Covered Persons with their fiduciary obligations to GCM Grosvenor’s Clients. The annual report, at a minimum:

●

describes any significant issues arising under this Code since the last annual report, including, but not limited to, information about material violations of this Code, sanctions imposed in response to such violations, and whether Compliance issued any material waivers from this Code since the last annual report

●	certifies that GCMLP adopted procedures reasonably necessary to prevent Covered Persons from violating this Code

20	Waivers and Interpretations

The Global CCO may:

●

waive any or all of the requirements of this Code, either with respect to particular classes of transactions or with respect to particular cases, on a case-by-case basis as determined appropriate under the circumstances, provided that such waiver is consistent with applicable law

●	issue general or specific interpretations of this as appropriate under the circumstances. The interpretations may relate to facts or circumstances not expressly addressed in this Code

●	A waiver under this Code shall not constitute a waiver under the GCM Grosvenor Inc. Code of Business Conduct and Ethics.

21	Enforcement of the Code

Violations of the Code could expose the Firm to a variety of consequences that include serious penalties. The Firm may take disciplinary measures to address violations of the Firm’s compliance policies or procedures, including the Code, and any applicable law, rule, or regulation. See Reporting Violations, Misconduct, and Legal or Ethical Concerns.

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22	Escalating and Reporting Violations

Employees must report to the Global CCO or Compliance any activity that they know or have reason to believe has violated any applicable law, rule, or regulation, or violated any of the Firm’s compliance policies and procedures. This includes their own activities or activities of others. See Reporting Violations, Misconduct, and Legal or Ethical Concerns.

23	Defined Terms

40 Act Fund	Any GCM Grosvenor Fund registered under the Investment Company Act of 1940, as amended
Accredited Investor	An accredited investor as defined in Rule 501 under Regulation D of the Securities Act
Advisers Act	The U.S. Investment Advisers Act of 1940, as amended
Beneficial Interest	Covered Persons will be considered to have a Beneficial Interest in an account that holds Securities or Commodity Interests or in a particular Security or Commodity Interest if Covered Persons, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from such account or from a transaction in such particular Security or Commodity Interest
CFTC	The U.S. Commodity Futures Trading Commission
Client	A past, existing, or prospective investor or participant in any GCM Grosvenor Fund
Code	GCM Grosvenor Code of Ethics
Commodity Interest	Any agreement, contract, transaction, or derivative instrument that is based upon the value of interest rates, currencies, commodities, securities, debt instruments, indices, or other financial or economic interests or property of any kind, or that provides for the exchange of one or more payments based upon any of the foregoing instruments, including without limitation, instruments commonly known as puts, calls, caps, floors, collars, swaps, forward contracts, foreign exchange contracts, futures contracts, or options on futures contracts
Covered Person

Each of the following:

●   officer of GCM Grosvenor

●   person associated with GCM Grosvenor as an employee and who is expected to be on GCM Grosvenor’s payroll for an indefinite period

●   consultant located in one of GCM Grosvenor’s offices with a contract greater than 60 days

●   any other person associated with GCM Grosvenor as the Global CCO may deem appropriate

Designated ETF	Each ETF listed or described in Appendix G
Designated Index	Each Index listed or described in Appendix G
Direct or Indirect Influence or Control	The phrase “direct or indirect influence or control” has the meaning given that phrase under Section 204A-1 of the Advisers Act
ETF	An investment vehicle commonly referred to as an “exchange-traded fund”
Exchange Act	The U.S. Securities Exchange Act of 1934, as amended
Federal Securities or Commodities Law	Each of the following:

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the Securities Act

●   the Exchange Act

●   the Sarbanes-Oxley Act of 2002

●   the U.S. Investment Company Act of 1940, as amended

●   the Advisers Act

●   Title V of the Gramm-Leach-Bliley Act

●   the Commodity Exchange Act, as amended

●   all rules and regulations promulgated by the SEC or the CFTC under any of the foregoing

●   the provisions of the Bank Secrecy Act that apply to registered investment advisers, broker-dealers, and the GCM Grosvenor Funds

●   all rules and regulations promulgated by the SEC or the Department of the Treasury under such provisions of the Bank Secrecy Act

Financial Services and Markets Act 2000	The U.K. Financial Services and Markets Act 2000
FINRA	The U.S. Financial Industry Regulatory Authority
GC	GCM Grosvenor’s General Counsel
GCM CFIG	GCM Customized Fund Investment Group, L.P.
GCM Grosvenor Administered Program	Any investment vehicle or account for which GCM CFIG or GCMLP performs administrative services but does not manage the assets of, or otherwise provide investment advice to, such fund or account
GCM Grosvenor Fund	Any investment vehicle or account managed or advised by GCM CFIG or GCMLP
GCM Grosvenor or the Firm	GCMLP, GCM CFIG, GCM UK, GCM Hong Kong, GCM Korea, GSLLC, and their affiliated entities, except GCM Investments Japan K.K.
GCM Japan	GCM Investments Japan K.K.
GCMLP	Grosvenor Capital Management, L.P.
Global CCO	GCM Grosvenor’s Global Chief Compliance Officer
High Quality Short-Term Debt Instrument

A debt instrument that has a maturity (at the time of issuance) of less than 366 days and that:

●   is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, or

●   if unrated, is of comparable quality

Immediate Family	A person is a member of a Covered Person’s “Immediate Family” if the person is a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Covered Person (whether naturally or by adoption)
Independent Investment Manager	A person or entity that is not affiliated with or otherwise related to a Covered Person who is vested with bona fide legal discretion to make and dispose of investments for a Professional Discretionary Account without consulting with the Covered Person, or with any other person that has a Beneficial Interest in the account, prior to making or disposing of investments for the account
Initial Public Offering	An offering of Securities registered under the Securities Act, the issuer of which, immediately before such registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange

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Act. Typically, the first sale of stock by an issuer to the general public is an Initial Public Offering.
Investment Company Act	The U.S. Investment Company Act of 1940, as amended
Knowledgeable Employees	Has the meaning provided in Rule 3c-5 under the Investment Company Act
MNPI

Material non-public information:

●   Information is generally considered material when there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision with respect to the security, commodity interest, or other financial instrument, or if the information is reasonably certain to have an effect on the price of the security, commodity interest, or other financial instrument in question.

●   Information is nonpublic unless and until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public.

Mutual Fund	An SEC-registered open-end management investment company (i.e., a mutual fund that provides daily liquidity to investors, including a so-called “money market” fund). For purposes of this Code, an ETF is not considered a mutual fund.
Private Offering	An offering of Securities that is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) or Section 4(a)(6) thereof or Rules 504, 505, or 506 of Regulation D thereunder. Typically, an offering made to a limited number of financially sophisticated investors on a private basis is a Private Offering
Professional Discretionary Accounts	A personal investment account managed by an Independent Investment Manager
Qualified Purchaser	A qualified purchaser as defined in Section 2(a)(51) of the Investment Company Act
Reportable Accounts	Any account that is capable of holding a Security, Mutual Fund, or Commodity Interest
Robo-advisor Accounts	Brokerage accounts that provide automated, algorithm-driven financial planning services that do not allow for investment discretion by the account holder
SEC	The U.S. Securities and Exchange Commission
Securities Act	The U.S. Securities Act of 1933, as amended
Security	Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security, including a certificate of deposit, or on any group or index of securities, including any interest therein or based on the value thereof, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or

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participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The term “Security” includes a right to acquire or dispose of a security (such as a call or put option on a security), as well as an interest in a collective investment vehicle — such as a limited partnership or limited liability company. For example, a limited partnership interest or other equity interest in an investment fund such as a hedge fund, venture capital fund, or private equity fund is a Security. The term “Security” includes so-called “single stock futures,” as well as commodity future or commodity option contracts based on indices of securities.

Trading Professionals	A person that lives in the same household as a Covered Person who is employed by a financial services firm to manage or advise proprietary or client accounts for such financial services firm
Trading Professional Accounts	Proprietary or client accounts managed by a Trading Professional for purposes of their employment at a financial services firm
Waived Accounts	Professional Discretionary Accounts, Robo-Advisor Accounts, and Trading Professional Accounts for which Compliance has granted a waiver

24	Other Relevant Policies and Procedures

●	Charitable Contribution Policy

●	Communications with the Media; Public Appearances; and Writing Activities Policy

●	Employee Handbook

●	Enterprise-Wide Information Barriers Policy

●	Expert Network Policy

●	Gift and Entertainment Policy

●	MNPI Protocols

●	Political Contribution Policy

●	Policies and Procedures for Direct Trading

●	Regulatory Reporting Policies and Procedures

●	Reporting Violations, Misconduct, and Legal or Ethical Concerns

●	Statement on Insider Trading (for Persons who do not Receive the Code of Ethics)

●	GCM Grosvenor Inc. Code of Business Conduct and Ethics

●	GCM Grosvenor Inc. Insider Trading Compliance Policy

25	Key Relevant Rules and Regulations

Rule 10b-5 – Exchange Act
Section 15(g) – Exchange Act
Section 204A – Advisers Act
FINRA Rule 3110(d)

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FINRA Rule 3210
FINRA Rule 3280
Rule 204A-1 – Advisers Act
Rule17j-1 – Investment Company Act
Section 118(8) – Financial Services and Markets Act 2000

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Appendix A – Code Related Compliance Forms

The following forms are on Schwab CT and may change from time to time.

Brokerage Account Disclosure – Form to request pre-clearance to open a new Reportable Account

Outside Business Activity Questionnaire – Form to request pre-clearance to engage in certain activities outside of a Covered Persons employment with GCM Grosvenor

Trade Pre-Clearance – Form to request pre-clearance to transact in ETFs or Commodity Interests not prohibited by the Code

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Appendix B – Summary of Reporting Requirements

Type of Account	Account Pre- clearance	Disclose Account	Trade Pre- clearance	Holdings Report	Transaction Report	Require Trade Confirmations and Statements to Be Sent to Compliance or on a Data Feed

Reportable Account with no Waiver, including private offerings*	Yes	Yes	Yes**	Yes	Yes	Yes

Robo-adviser Accounts	Yes	Yes	No	Yes	Yes	Yes

Professional Discretionary Account	Yes	Yes	No	No	No	Yes

Mutual Fund Only or 529 Accounts	Yes	Yes	No	No	No	No

Trading Professional Account	No***	No***	No	No	No	No

GCM Grosvenor 401k and 401k accounts which can only trade and hold open ended mutual funds or target date fund of mutual funds	No	Yes	No	No	No	No

*Covered Persons should contact Compliance in order to receive instructions on how to disclose and pre-clear private offerings.

**Covered Persons must obtain pre-clearance from Compliance prior to transacting in certain Securities and other financial instruments as identified in Appendix E.

***See Section 13.3 for requirements to obtain waivers from Compliance.

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Appendix C – Examples of Beneficial Interest

The term Beneficial Interest is construed very broadly. The following examples illustrate this principle:

●

if Covered Persons do not directly participate in a particular account, Covered Persons will be presumed to have a Beneficial Interest in such account if any member of their Immediate Family who shares the same household with Covered Persons has a Beneficial Interest in such account

●

if Covered Persons do not directly share in any economic benefit relating to particular Securities or Commodity Interests, Covered Persons will be presumed to have a Beneficial Interest in such Securities or Commodity Interests if any member of their Immediate Family who shares the same household with them has a Beneficial Interest in such Securities or Commodity Interests

●

if a Covered Person or any member of a Covered Persons’ Immediate Family who shares the same household with the Covered Person is a general partner of a general or limited partnership, the Covered Person will be considered to have a Beneficial Interest in all Securities or Commodity Interests held by such partnership

●

if a Covered Person or any member of a Covered Persons’ Immediate Family who shares the same household with the Covered Person is a shareholder of a corporation or similar entity, the Covered Person is considered to have a Beneficial Interest in all Securities or Commodity Interests held by such corporation or entity if they are a controlling shareholder of such corporation or entity or if they have or share investment control over such corporation’s or entity’s investment portfolio

●

if a Covered Person or any member of a Covered Persons’ Immediate Family who shares the same household with the Covered Person has the right to acquire equity Securities through the exercise or conversion of a Commodity Interest, the Covered Person is deemed to have a Beneficial Interest in such Securities, whether or not such right is presently exercisable

●

if a Covered Person or any member of a Covered Persons’ Immediate Family who shares the same household with the Covered Person is a trustee or beneficiary of a trust, or a settlor of a trust who has the power to revoke such trust without the consent of any other person, the Covered Person is considered to have a Beneficial Interest in all Securities or Commodity Interests held by such trust

●

if a Covered Person receives any form of performance or incentive compensation in connection with providing investment management or investment advisory services to an account, the Covered Person is presumed to have a Beneficial Interest in all Securities or Commodity Interests held by such account

The Global CCO may conclude that the Covered Person does not have Beneficial Interest in the examples provided.

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Appendix D – List of Robo-advisor Firms

Accounts held at the following firms do not require waivers. This list may change and is reviewed periodically.

●	Acorns Securities

●	Betterment

●	Ellevest

●	Wealthfront

●	Wealthsimple

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Appendix E – Summary of Pre-Clearance Requirements

The following table identifies the types of Securities and Commodities Interests that Covered Persons may transact in, including those only permissible in Waived Accounts, as well as pre-clearance, reporting, and minimum holding period requirements. The table also identifies which securities and financial instruments must be held in accounts that provide electronic feeds of transactions and holdings information to GCM Grosvenor.

For transactions in cryptocurrencies, initial coin and token offerings, coins and tokens based on cryptocurrencies, and any derivatives thereon See Appendix F. The Firm will allow certain investments and transactions, as set forth in Appendix F or as discussed and permitted by Compliance on a case-by-case basis.

Type of Financial Instrument	Permitted?	Pre-clearance Required?	Feed Required?	Holdings and Transaction Reporting Required?	60-Day Holding Period?

Bank certificate of deposit	Yes	No	No	No	No

Banker’s acceptance	Yes	No	No	No	No

“auction rate” preferred stock issued by SEC-registered “closed-end” investment company or other short-term auction rate securities issued by a trust, corporation, or business entity	Yes	No	No	No	No

A direct obligation of the U.S. government (e.g., a U.S. treasury security)	Yes	No	No	No	No

A direct obligation of a sovereign government	Yes	No	No	No	No

An obligation guaranteed as to principal or interest by the U.S. government	Yes	No	No	No	No

A direct obligation of an agency of the U.S. government	Yes	No	No	No	No

An obligation guaranteed as to principal or interest by an agency of the U.S. government	Yes	No	No	No	No

A direct obligation of a state or municipality or agency thereof	Yes	No	No	No	No

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Type of Financial Instrument	Permitted?	Pre-clearance Required?	Feed Required?	Holdings and Transaction Reporting Required?	60-Day Holding Period?

An obligation guaranteed as to principal or interest by a state or municipality or agency thereof	Yes	No	No	No	No

Commercial paper	Yes	No	No	No	No

High Quality Short-Term Debt Instrument	Yes	No	No	No	No

Commodity future or commodity option contract on, or based on, an index or ETF in commodity interests or foreign currencies	Yes	No	Yes	Yes	Yes

Commodity future or commodity option contract on a non-U.S. currency, or any other contract relating to the purchase or sale of a non-U.S. currency	Yes	No	Yes	Yes	Yes

Privately offered note whose performance is linked to the performance of a Designated ETF or Designated Index (See Appendix G)	Yes	No	Yes	Yes	Yes

A Commodity Interest whose performance is linked to the performance of one or more Designated Indexes or a Designated ETF (See Appendix G)	Yes	No	Yes	Yes	Yes

Put or call option on a Designated Index or Designated ETF, privately negotiated or traded on a securities exchange (See Appendix G)	Yes	No	Yes	Yes	No

Commodity future or commodity option contract on, or based on, an index or ETF that is a Designated Index or a Designated ETF (See Appendix G)	Yes	No	Yes	Yes	Yes

Share of an open ended Mutual Fund Note: The definition of Mutual Fund does not include closed-end investment companies	Yes	No	No	No	No. However, some mutual funds impose restrictions on short-term trading.

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Type of Financial Instrument	Permitted?	Pre-clearance Required?	Feed Required?	Holdings and Transaction Reporting Required?	60-Day Holding Period?

Security acquired in a Private Offering (other than Firm sponsored Private Offerings)	Yes	Yes	No	Yes	No

Firm sponsored Private Offerings	Yes	GCM Grosvenor preclears through the subscription process.	No	No	No

Any Designated ETF or ETF based on a Designated Index (See Appendix G)	Yes	No	Yes	Yes	No

An ETF that is not a Designated ETF or ETF based on a Designated Index	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No

Security issued upon the exercise of a right where such right was issued to all other holders of the same class of such security on a pro rata basis	Yes, but a sale of securities acquired in this manner requires pre-clearance	No, but a sale of securities acquired in this manner requires pre-clearance	No	Yes	No

Share of an SEC-registered “closed-end” management investment company	No, except for Waived Accounts – an exception applies for GCM Grosvenor Registered Funds, which are permitted.	N/A – unless a Grosvenor Registered Fund, which must be pre-cleared	No	Yes	No

Corporate debt securities – other than High Quality Short-Term Debt Instruments and commercial paper	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No

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Type of Financial Instrument	Permitted?	Pre-clearance Required?	Feed Required?	Holdings and Transaction Reporting Required?	60-Day Holding Period?

“Single stock future”	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No

Commodity future or commodity option contract on, or based on, an index or ETF consisting of securities and does not qualify as a Designated Index or ETF	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No

Shares of corporate common stock or preferred stock	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No

Security issued in an Initial Public Offering	No, except for Waived Accounts	No	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No

Put or call option, privately negotiated or traded on a securities exchange, on an index or ETF whose components exist exclusively of Securities (as opposed to Commodity Interests and/or foreign currencies) and that does not qualify as a Designated Index or Designated ETF	No, except for Waived Accounts	N/A	No	Yes, except for Professional Discretionary Accounts and Trading Professional Accounts	No

Other commodity future or commodity option contract not described above	Yes	No	Yes	Yes	Yes

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Appendix F – Permissible Cryptocurrency and Related Investments

Version Date: February 2021

The following table identifies the types of cryptocurrencies and related instruments that Covered Persons may transact in and the applicable pre-clearance, reporting, and minimum holding period requirements under the Code. The table also identifies which securities and financial instruments must be held in accounts that provide electronic feeds of transactions and holdings information to GCM Grosvenor. Notwithstanding the designations in the table, Compliance reserves the right to right to request and obtain reporting, statements, or feeds.

Type of Financial Instrument	Permitted	Account Pre- clearance Required?	Transaction Pre- clearance Required?	Broker Feed Required**	Holdings and Transactions Reporting Required**

Algorand (ALGO)	Yes	No*	No	No	No

Basic Attention Token (BAT)	Yes	No*	No	No	No

Bitcoin (BTC)	Yes	No*	No	No	No

Chainlink (LINK)	Yes	No*	No	No	No

DAI (DAI)	Yes	No*	No	No	No

Ethereum (ETH)	Yes	No*	No	No	No

Ethereum Classic (ETC)	Yes	No*	No	No	No

Litecoin (LTC)	Yes	No*	No	No	No

USD Coin (USDC)	Yes	No*	No	No	No

Zcash (ZEC)	Yes	No*	No	No	No

ETFs that invest in cryptocurrencies

See Appendix G and the definitions of Designated ETFs and Designated Indexes in Appendix G.

As noted in Appendix E, ETFs must be held in brokerage accounts that provide GCM Grosvenor with electronic feeds of the transaction and holdings information.

*Covered Persons must preclear an account if it is a brokerage account. In general, brokerage accounts are capable of holding Securities, Mutual Funds, or Commodity Interests.

**Even if broker feeds or holdings and transaction reporting are not required for the instrument itself, Compliance may require electronic feeds of holdings and transactions information or duplicate trade confirms and statements for accounts that hold other instruments.

GCM Grosvenor Code of Ethics	CONFIDENTIAL

Appendix G – Designated ETFs and Designated Indexes

Version Date: January 2021

The following lists identify Designated ETFs and Designated Indexes, which may change from time to time.

1	Designated ETFs

A Designated ETF is:

●	any ETF that, at the time of the transaction, does not hold any single Security, Commodity Interest, or other financial instrument composing greater than 15% of the index’s or ETF’s weighting

●	any ETF based on any Designated Index listed or described in Section 2 of this appendix

●	any ETF that is composed entirely of Commodity Interests, cryptocurrencies, or foreign currencies

●	any ETF based on U.S. Treasury securities

●

any ETF designated by the Global CCO upon the Global CCO’s determination that the purchase or sale of the ETF or other financial instruments whose performance is linked to performance of such ETF could not reasonably be viewed to present a material risk of a Covered Person’s trading while in possession of MNPI

2	Designated Indexes

A Designated Index is:

●	any Index that, at the time of the transaction, does not hold any single Security, Commodity Interest, or other financial instrument composing greater than 15% of the index’s or ETF’s weighting

●	any index that is composed entirely of Commodity Interests, cryptocurrencies, and foreign currencies

●	any index based on U.S. Treasury securities

●	any index based on Municipal Securities that, at the time of the transaction, no single Municipal Security comprises more than 15% of the index’s weighting

●

each index ETF designated by the Global CCO upon the Global CCO’s determination that the purchase or sale of financial instruments whose performance is linked to performance of such index could not reasonably be viewed to present a material risk of a Covered Person’s trading while in possession of MNPI

●	Any of the following:

◾	Barclay’s Municipal Bond Index

◾	CRSP US Small Cap Index

◾	CRSP US Mid Cap Index

◾	CRSP US Mid Cap Value Index

◾	CRSP US Mid Cap Growth Index

◾	Dow Jones U.S. Broad Stock Market Index

◾	Dow Jones U.S. Dividend 100 Index

◾	Dow Jones U.S. Index

◾	Dow Jones U.S. Large-Cap Growth Total Stock Market Index

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◾	Dow Jones U.S. Large-Cap Total Stock Market Index

◾	Dow Jones U.S. Large-Cap Value Total Stock Market Index

◾	Dow Jones U.S. Micro-Cap Total Stock Market Index

◾	Dow Jones U.S. Mid-Cap Growth Total Stock Market Index

◾	Dow Jones U.S. Mid-Cap Total Stock Market Index

◾	Dow Jones U.S. Mid-Cap Value Total Stock Market Index

◾	Dow Jones U.S. Select Dividend Index

◾	Dow Jones U.S. Small-Cap Growth Total Stock Market Index

◾	Dow Jones U.S. Small-Cap Total Stock Market Index

◾	Dow Jones U.S. Small-Cap Value Total Stock Market Index

◾	Dow Jones U.S. Total Stock Market Index

◾	EURO STOXX 50 Index

◾	iBoxx $ Liquid High Yield Index

◾	IQ Australia Small Cap Index

◾	Morningstar Dividend Yield Focus Index

◾	MSCI EAFE Growth Index

◾	MSCI EAFE Small Cap Index

◾	MSCI EAFE Value Index

◾	MSCI Emerging Markets Index

◾	MSCI Emerging Markets Small Cap Index

◾	MSCI EMU Index

◾	MSCI Europe Index

◾	MSCI Japan Index

◾	MSCI World Index

◾	NASDAQ US Dividend Achievers Select Index

◾	NYSE Composite Index

◾	Russell Microcap Index

◾	Any Russell 1000 Index

◾	Any Russell 2000 Index

◾	Any Russell 2500 Index

◾	Any Russell 3000 Index

◾	Any Russell Midcap Index

◾	Any Russell Top 200 Index

◾	S&P 500 Equal Weight Index

◾	S&P 500 Index

◾	S&P 500 Pure Growth & Pure Value Index

GCM Grosvenor Code of Ethics	CONFIDENTIAL

◾	S&P Emerging BMI Index

◾	S&P Europe 350 Index

◾	S&P High Yield Dividend Aristocrats Index

◾	S&P SmallCap 600 Equal Weight Index

◾	S&P SmallCap 600 Growth and Value Index

◾	S&P SmallCap 600 Index

◾	S&P SmallCap 600 Pure Growth and Pure Value Index

◾	Any S&P 1000 Index

◾	Any S&P 1500 Index

◾	Any S&P MidCap 400 Index

◾	Wilshire 4500 Index

◾	Wilshire 5000 Index

◾	Wilshire Large Cap 750 Index

◾	Wilshire Mid-Cap 500 Index

◾	Wilshire Small Cap 1750 Index

◾	Wilshire Target Mid-Cap 750 Universe

◾	Wilshire Target Top 2500 Universe

◾	Wilshire Target Top 750 Universe

◾	WisdomTree Commodity Country Equity Index

◾	WisdomTree Emerging Markets Equity Income Index